SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549





                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  December 7, 1995


                            RAUCH INDUSTRIES, INC.
              (Exact name of Registrant as Specified in Charter)


North Carolina                    0-12130                56-0749456
(State or Other Jurisdiction      (Commission            (IRS Employer
of Incorporation)                 File Number)           Identification No.)


6048 South York Road, P.O. Box 609, Gastonia, North Carolina           28053
----------------------------------------------------------------------------
(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code:  (704) 867-5333


                                       N/A
         (Former Name or Former Address, if Changed Since Last Report)


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Item 5. Other Events.

   On December 7, 1995, Rauch Industries, Inc. (the "Company") entered into an agreement and plan of merger with Syratech Corporation ("Syratech") and SYR Acquisition, Inc., a wholly owned subsidiary of Syratech, pursuant to which the Company will become a wholly-owned subsidiary of Syratech. The present shareholders of the Company will receive $13 a share in cash for each share of the Company's common stock now owned by them. The transaction is subject, among other things, to approval of the plan of merger by the shareholders of the Company, and to the receipt of necessary clearances under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. It is expected that the plan of merger will be voted upon by the stockholders of the Company by mid- February, 1996. The affirmative vote of holders of a majority of the common stock is needed for approval of the plan of merger.

   Syratech is a leading producer and distributor of sterling silver flatware, sterling and plated holloware and a wide variety of tabletop and gift items.

   For  additional   information   concerning  the  proposed  transaction,
reference is made to the agreement and plan of merger and to a press release issued as of December 7, 1995, copies of which are attached as exhibits hereto.


Exhibit Number                      Description

 99.1                               Agreement by and among Syratech, SYR Acquisition,
                                    Inc. and the Company dated December 7, 1995.

 99.2                               Press Release dated December 7, 1995

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                                  SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     RAUCH INDUSTRIES, INC.



Date:  December 11, 1995                        By:    /s/ Donald G. Walser
                                                -----------------------
                                                       Donald G. Walser
                                                       Executive Vice President
                                                       and Treasurer

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